UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2021

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4227 Habana Avenue, Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Letter of Intent relating to the proposed acquisition of Savage Enterprises, Premier Greens LLC and MKRC Holdings, LLC

On June 15, 2021, Acquired Sales Corp. (“AQSP ”), Gerard M. Jacobs (“Gerry Jacobs”), William C. “Jake” Jacobs (“Jake Jacobs”), and Nicholas S. Warrender (“Warrender”) entered into a Letter of Intent with Savage Enterprises, a Wyoming corporation (“Savage”), Premier Greens LLC, a California limited liability company (“Premier Greens”), MKRC Holdings, LLC, a Wyoming limited liability company (“MKRC”), Christopher G. Wheeler (“Wheeler”), and Matt Winters (“Winters”), in connection with AQSP’s proposed acquisition of Savage, Premier Greens and MKRC as described below.

The terms of the proposed transactions (“Transactions”) must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed purchase will be consummated. Even if a definitive agreement is executed, the terms of the proposed purchase may change materially from the terms set forth in the Letter of Intent. There will be many conditions to closing, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

The Proposed Transactions

In the proposed Transactions:

(a)AQSP will acquire from Wheeler and Winters One Hundred Percent (100%) of the ownership interests in Savage in a reorganization (the “Merger”), for the following consideration (“Merger Consideration”): Fifteen Million Eight Hundred Forty Thousand Dollars ($15,840,000) in cash, plus Eight Million Six Hundred Ninety-One Thousand Three Hundred Fifty-Eight (8,691,358) shares of unregistered common stock of AQSP (“AQSP Stock”) with a value of Twenty-Eight Million One Hundred Sixty Thousand Dollars ($28,160,000) based upon the closing trade price of AQSP Stock on the date of the LOI (the “Stock Consideration”);

(b)AQSP will purchase from Wheeler and Winters One Hundred Percent (100%) of the ownership interests in Premier Greens, for the following consideration: Nine Hundred Twenty Thousand Dollars ($920,000) in cash; and

(c)Using cash provided by AQSP (in addition to the Merger Consideration), Savage will purchase from the three other owners of MKRC (the “Other MKRC Owners”) the remaining Fifty-Four Percent (54%) of the ownership interests in MKRC that Savage does not currently own, for the following consideration: One Million Eighty Thousand Dollars ($1,080,000) in cash.

Following the closing of the Transactions (the “Closing”), Savage will own: One Hundred Percent (100%) of the ownership interests in MKRC; Fifty Percent (50%) of the ownership interests in LftdXSvg LLC, a Delaware limited liability company (“LftdXSvg”); Fifty-One Percent (51%) of the ownership interests in RJMC Brands, LLC (“RJMC”); Six Percent (6%) of the ownership interests in AAA Brands, LLC (“‘AAA”); and Thirty-Three Percent (33%) of Remediez, a corporation (“Remediez”).

Following the Closing, AQSP will continue to own One Hundred Percent (100%) of the common stock of Lifted Liquids, Inc. d/b/a Lifted Made, an Illinois corporation (“Lifted Made”), Four Point Nine Percent (4.9%) of the common stock of each of Ablis Holding Company (“Ablis”), Bendistillery Inc.

(“Bendistillery”), and Bend Spirits, Inc. (“Bend Spirits”), each an Oregon corporation, and Fifty Percent (50%) of the ownership interests in SmplyLifted LLC (“SmplyLifted”) and in LftdXSvg, each a Delaware limited liability company, and AQSP will be the new owner of One Hundred Percent (100%) of the ownership interests in Premier Greens, and of One Hundred Percent (100%) of the ownership interests in Savage.

Conditions

The Closing will be subject to the following conditions:

Audits. As promptly as possible following the execution of the LOI: Savage, Premier Greens, MKRC, and RJMC shall, and Savage shall use commercially reasonable efforts to cause Remediez to, prepare their respective financial statements for calendar years 2019 and 2020, and for the first and second quarters of calendar year 2021, including statements of income, balance sheets and cash flows (the “‘Financial Statements”). Savage, Premier Greens, MKRC, and RJMC shall, and Savage shall use commercially reasonable efforts to cause Remediez to, engage AQSP’s PCAOB-qualified independent firm of certified public accountants, Fruci & Associates II PLLC, Spokane, Washington (“Fruci”), to audit the Financial Statements (and, if necessary to comply with U.S. Securities and Exchange Commission (“SEC”) rules and regulations, to audit or review Savage’s, Premier Greens’ , MKRC’s, RJMC’s and Remediez’s financial statements for subsequent calendar quarters) in accordance with U.S. generally accepted accounting principles, and to provide all opinion letters and other documents as shall be necessary to allow Savage and Premier Greens to be acquired by AQSP in the Transactions pursuant to all applicable SEC and FASB rules and regulations, and to allow AQSP to timely file all necessary securities filings with the SEC (collectively, the “Audit”). If the results of the Audit are not acceptable to AQSP in its discretion, then the Transaction shall be abandoned. Fruci’s fees and expenses for conducting the Audit shall be paid one-half (50%) by AQSP and one-half (50%) by Savage, regardless of whether or not the Transactions close or are abandoned for any reason.

Mutual “Due Diligence”.

Savage, Premier Greens, MKRC, and RJMC shall allow AQSP to conduct a confidential so-called “due diligence” investigation of Savage’s, Premier Greens’, MKRC’s, and RJMC’s business, permits, leases, contracts, books and records, financials, historical operations, business practices, computer systems, prospects, legal, taxes, and other matters. If the results of such “due diligence” investigation are not acceptable to AQSP in its discretion, then the Transactions shall be abandoned.

AQSP shall allow Savage, Premier Greens and MKRC to conduct a confidential so-called “due diligence” investigation of AQSP’s and Lifted Made’s business, permits, leases, contracts, books and records, financials, historical operations, business practices, computer systems, prospects, legal, taxes, and other matters. If the results of such “due diligence” investigation are not acceptable to Savage in its discretion, then the Transactions shall be abandoned.

Closing Documentation. If the Audit and the “due diligence” investigation of Savage, Premier Greens, MKRC, RJMC, AAA and Remediez are acceptable to AQSP, and if the Audit and the “due diligence” investigation of AQSP and Lifted Made are acceptable to Savage, then the Parties shall enter into a merger agreement (the “Merger Agreement”) and a purchase agreement (the “Purchase Agreement”) each containing representations, warranties, covenants, conditions, and indemnifications customary to transactions like the Transactions. The Closing shall be conditioned upon the execution and delivery by the Parties of mutually acceptable, legally binding, definitive Closing documentation (the “Definitive Documents”) including:

(a)The Merger Agreement

(b)The Purchase Agreement

(c)Wheeler Employment Agreement: A five-year ‘“rolling’’ employment agreement between AQSP and Wheeler, for Wheeler to serve as Savage’s and Premier Greens’ CEO and as AQSP’s Co-Founder and Chief Sales Officer, and to serve alongside Winters, Warrender, GJacobs and WJacobs as a member of AQSP’s internal corporate steering committee called the Office of the President, with an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and an annual bonus through the company-wide management bonus pool expected to be at least Four Hundred Thousand Dollars ($400,000) subject to AQSP/Lifted/Savage/Premier Greens meeting certain financial performance criteria (the “Wheeler Employment Agreement”);

(d)Winters Employment Agreement: A five-year “rolling” employment agreement between AQSP and Winters, for Winters to serve as Savage’s and Premier Greens’ President and CFO and as AQSP’s Co-Founder and Chief Risk Officer, and to serve alongside Wheeler, Warrender, GJacobs and WJacobs as a member of AQSP’s internal corporate steering committee called the Office of the President, with an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and an annual bonus through the company-wide management bonus pool expected to be at least Four Hundred Thousand Dollars ($400,000) subject to AQSP/Lifted/Savage/Premier Greens meeting certain financial performance criteria (the “Winters Employment Agreement”);

(e)Amended Employment Agreements: Amendments to the existing employment agreements between AQSP and Warrender, GJacobs and WJacobs, respectively, on terms and conditions as are mutually acceptable to the Compensation Committee of the Board of Directors of AQSP, Warrender, GJacobs, WJacobs, Wheeler and Winters, to be effective upon the Closing;

(f)Shareholders Agreement: A shareholders agreement (the “Shareholders Agreement”) among Wheeler, Winters, Warrender, GJacobs and WJacobs (collectively the “Parties to the Shareholders Agreement”), it being understood that the Shareholders Agreement shall include, among other things, agreements by each of the Parties to the Shareholders Agreement:

(1)to nominate, support and vote in favor of slates of nominees for the Boards of Directors of AQSP, Lifted and Savage who are mutually acceptable to the Parties to the Shareholders Agreement;

(2)to support and vote in favor of base salaries, a management bonus pool, and future stock options or warrants, for the key executives of AQSP including Wheeler, Winters, Warrender, GJacobs and WJacobs, that are mutually acceptable to the Parties to the Shareholders Agreement;

(3)to support and vote in favor of future acquisitions and divestitures, capital raises, and other lawful corporate transactions from time to time, that are mutually acceptable to the Parties to the Shareholders Agreement; and

(4)not to directly or indirectly sell or transfer any of their AQSP stock, options or warrants as part of an agreement, contract, plan or arrangement of any nature that is intended to result in a change of control of AQSP, unless such agreement, contract, plan or arrangement is mutually acceptable to the Parties to the Shareholders Agreement and is approved by a majority of the Board of Directors of AQSP;

(g)Working Capital/Liquidity: Evidence, satisfactory to AQSP in its discretion, that as of the Closing the aggregate value of Savage’s inventory, cash on hand, and accounts receivables exceed

Savage’s accounts payable and other short-term liabilities by at least Two Million Dollars ($2,000,000), less any amounts contributed by Savage to MKRC to fund additional building commitments prior to the Closing; and

(h)Payoff or Termination of Certain Obligations: Evidence, satisfactory to AQSP in its discretion, that Savage, Premier Greens, MKRC, Wheeler and Winters have paid off or otherwise terminated certain obligations including but not limited to all obligations: (i) payable by Savage, Premier Greens, MKRC, Wheeler and/or Winters to former or current shareholders, directors, officers or employees of those entities; (ii) payable by Savage, Premier Greens, or MKRC to any banks or other sources of debt except certain specified equipment purchase debt obligations that are being paid off in installments, and except for that certain bank mortgage on the building in Palm Springs, California that is owned by MKRC; or (iii) payable by Savage, Premier Greens or MKRC to Wheeler, Winters or their respective relatives, or to trusts of which Wheeler, Winters or any of their respective relatives are the beneficiaries or are otherwise affiliated.

Capital Raise. The Closing shall be conditioned upon the completion by AQSP of a capital raise (the “Capital Raise”) involving the sale of at least Thirty Million Dollars ($30,000,000) worth of AQSP Stock on pricing and other terms and conditions acceptable to AQSP in its discretion.

Tax Opinion. The Closing shall be conditioned upon the receipt by Savage, Wheeler and Winters of a written opinion from Savage’s tax counsel that the Merger qualifies as a reorganization that is so-called “tax free” in regard to the Stock Consideration pursuant to the U.S. tax code and applicable Internal Revenue Service regulations promulgated thereunder (the “Tax Opinion”).

Corporate Approvals. The Closing shall be conditioned upon approval of the Transactions by the Board of Directors of AQSP, and, if necessary, by the shareholders of AQSP. Savage, Premier Greens, MKRC, Wheeler and Winters have all approved the Transactions, subject only to (a) approval of the Definitive Documents by Wheeler, Winters, and Savage’s legal counsel, and (b) the receipt by Savage, Wheeler and Winters of the Tax Opinion from Savage’s tax counsel.

Securities Filings and Governmental Approvals. The Closing shall be conditioned upon the completion of all necessary corporate and securities filings and the obtaining of any necessary approvals from the SEC and FINRA.

Pre-Closing Agreements and Covenants

Exclusivity. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement or the termination of the LOI, Savage, Premier Greens, MKRC and RJMC, Wheeler and Winters shall not directly or indirectly enter into any discussion(s), negotiation(s), letter(s) of intent, merger(s), reorganization(s), stock sale(s), asset sale(s) (other than asset sales in the ordinary, normal, and customary course of those entities’ business), other transaction(s), loan agreement(s), financing agreement(s) or arrangement(s) of any type, other capital raise(s), or other contract(s) or arrangement(s) with any third party, or any other agreement(s), contract(s) or arrangement(s) outside the ordinary course of Savage’s, Premier Greens’, MKRC’s and RJMC’s business, that would or might delay or make more costly or difficult the Closing. The Merger Agreement and the Purchase Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Purchase Agreement and the Closing or termination of the Merger Agreement and the Purchase Agreement.

Ordinary Course of Business. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement and the Purchase Agreement or the termination of the LOI, Wheeler and Winters shall use commercially reasonable efforts to operate Savage, Premier Greens, MKRC, RJMC, AAA and Remediez only in accordance with the ordinary, normal and customary course thereof consistent with past practices. The Merger Agreement and the Purchase Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Purchase Agreement and the Closing or termination of the Merger Agreement and the Purchase Agreement.

Acquisitions. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement and the Purchase Agreement or the termination of the LOI, Warrender, GJacobs and WJacobs shall use commercially reasonable efforts to cause AQSP to refrain from entering into any letters of intent or definitive agreements regarding future mergers and acquisitions, excepting only those that have been mutually agreed upon by Warrender, GJacobs, WJacobs, Wheeler and Winters. The Merger Agreement and the Purchase Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Purchase Agreement and the Closing or termination of the Merger Agreement and the Purchase Agreement.

Commercially Reasonable Efforts. The Parties shall use commercially reasonable efforts to cause the Closing to occur as soon as practicable, subject to the fulfillment of all of the conditions described above. Without limiting the generality of the foregoing, Wheeler and Winters expressly agree and covenant to use commercially reasonable efforts to cause Savage, Premier Greens, MKRC, the Other MKRC Owners, RJMC, AAA and Remediez to fully cooperate with the Closing of the Transactions.

Post-Closing Agreements and Covenants

Corporate Name and Ticker Symbol. Savage, Wheeler and Winters acknowledge that AQSP plans to change its name to “LFTD Partners Inc.”, and that AQSP plans to change its ticker symbol to “LFTD”, subject to all necessary approvals and securities filings. Promptly following the Closing, the Parties to the Shareholders Agreement shall mutually agree upon a new name (the “New Corporate Name”) and ticker symbol (the “New Ticker Symbol”) for AQSP/LFTD Partners Inc. which better reflects Savage, Premier Greens, MKRC, Wheeler and Winters partnering with AQSP/LFTD Partners Inc., and the Parties to the Shareholders Agreement shall use commercially reasonable efforts to cause the Board of Directors and shareholders of AQSP to approve the New Corporate Name and the New Ticker Symbol as soon as practicable, subject to all necessary approvals and securities filings.

Operation of Savage and Premier Brands. Savage and Premier Brands shall operate as wholly-owned subsidiaries of AQSP under the Savage and Premier Brands names and using Savage’s and Premier Brands’ brand names, respectively, led by Wheeler as Savage’s and Premier Brands’ CEO and Winters as Savage’s and Premier Brands’ President and CFO.

Operation of AQSP. Wheeler and Winters shall serve alongside Warrender, GJacobs and WJacobs on AQSP’s internal Office of the President, which shall conceptualize and articulate AQSP’s go-forward operational, sales, distribution, advertising, organic growth and acquisitions strategies and initiatives that will be presented to AQSP’s CEO and Board of Directors for approval.

Termination of the LOI

Events of Termination. The LOI shall terminate, without any payment by or penalty due from any party; upon execution of the Merger Agreement or if:

(a)The Audit shall not have been completed, or the results of the Audit shall have not been accepted by AQSP, by an outside date of March 15, 2022;

(b)AQSP has not closed the Capital Raise by an outside date of March 15, 2022;

(c)The Merger Agreement and the Purchase Agreement have not been signed by March 15, 2022 (the Merger Agreement and the Purchase Agreement, if executed, shall include an outside closing date of March 15, 2022, or such other date as mutually agreed by the parties);

(d)AQSP shall have delivered written notice to Savage that AQSP is abandoning the Transactions due to a determination that the results of the “due diligence” investigation of Savage, Premier Brands, MKRC, RJMC, AAA and Remediez are not acceptable to AQSP;

(e)Savage shall have delivered written notice to Lifted that Savage is abandoning the Transactions due to a determination that the results of the “due diligence” investigation of AQSP and Lifted Made are not acceptable to Savage; or

(f)Any material provisions of the LOI shall be adjudged by a court or the SEC to be invalid or unenforceable, and thereafter the Parties to the LOI are unable to mutually agree upon how to proceed forward with the Transactions as impacted by such court or SEC action.

Miscellaneous

Expenses. Except as expressly set forth in the LOI, each of the Parties shall bear its or his own fees and expenses in connection with the proposed Transaction. Without limiting the generality of the foregoing, each of the Parties to the LOI shall be solely responsible for the fees and expenses owed by it or him to any lawyers, accountants, financial advisors, investment bankers, brokers or finders employed by such party.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached as Exhibit 10.59 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Any equity securities that may be issued in the Capital Raise will not be registered under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of AQSP Savage, Premier Greens or MKRC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.59Letter of Intent relating to the proposed acquisition of Savage Enterprises, Premier Greens LLC and MKRC Holdings, LLC

Exhibit 99.1Press Release Dated June 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  June 17, 2021